As filed with the Securities and Exchange Commission on March 3, 2004

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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WINNEBAGO INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

IOWA	42-0802678
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
P.O. BOX 152
FOREST CITY, IOWA	50436
(Address of Principal Executive Offices)	(Zip Code)

WINNEBAGO INDUSTRIES, INC. 2004 INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

RAYMOND M. BEEBE, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
WINNEBAGO INDUSTRIES, INC.
P.O. BOX 152
FOREST CITY, IOWA 50436
(641) 585-6808

(Name and Address of Agent for Service)

COPIES OF COMMUNICATIONS TO:
WILLIAM M. LIBIT
CHAPMAN AND CUTLER LLP
111 WEST MONROE STREET
CHICAGO, ILLINOIS 60603
(312) 845-3000

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.50 par value	2,000,000 Shares	$65.07	$130,140,000	$16,490

        (1)         Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $65.07, the average of the high and low prices for the shares of Winnebago Industries, Inc. Common Stock as reported by The New York Stock Exchange, Inc. on February 25, 2004.

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents which have been filed with the Securities and Exchange Commission (the “COMMISSION”) by Winnebago Industries, Inc. (“WINNEBAGO”or the “REGISTRANT”) pursuant to the Securities Exchange Act of 1934 (“1934 ACT”) are incorporated herein by reference:

(a) Annual Report on Form 10-K for the fiscal year ended August 30, 2003 of Winnebago; and

(b) Quarterly Report on Form 10-Q for the quarter ended November 29, 2003 of Winnebago;

(c) Current Reports on Form 8-K filed October 14, 2003, October 16, 2003, October 21, 2003, October 30, 2003, November 14, 2003, December 12, 2003, December 17, 2003, January 27, 2004 and February 13, 2004;

(d) Notice of Annual Meeting of Shareholders to be Held January 13, 2004 and Proxy Statement, filed November 21, 2003; and

(e) The description of Winnebago’s Common Stock which is contained in the Forms 8-A pursuant to Section 12(b) of the 1934 Act filed with the Commission on June 18, 1969 and June 16, 1971 (1934 Act File No. 1-6403).

        All documents subsequently filed by Winnebago pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.	Not APPLICABLE

ITEM 5.	Not APPLICABLE

ITEM 6.	INDEMNIFICATION of Directors and Officers

        Sections 490.851 of the Iowa Business Corporation Act gives Iowa corporations the power to indemnify present and former directors under certain circumstances. The Amended and Restated Articles of Incorporation of Winnebago provide for indemnification by Winnebago of directors against all expenses, liabilities and loss (including attorney’s fees, judgements, fines or penalties and amounts paid or to be paid in settlement) actually incurred by such person relating to his or her conduct as a director of Winnebago, except that the aforesaid mandatory indemnification shall not apply (i) to a breach of a director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a director derived an improper personal benefit, (iv) under Section 496A.44 of the Iowa Business Corporation Act, or (v) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the corporation, or against expenses in any such case where such director shall be adjudged liable to the corporation. The Amended and Restated Articles of Incorporation further provide that the indemnification provided thereunder shall not be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        In addition, Winnebago maintains a directors’ and officers’ liability insurance policy to insure its liability under the above-described provision of its Amended and Restated Articles of Incorporation and to insure its individual directors and officers against certain obligations not covered by such provisions.

ITEM 7.	NOT APPLICABLE

ITEM 8.	EXHIBITS

        See List of Exhibits on page II-7 hereof.

ITEM 9.	UNDERTAKINGS

        (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(i) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest City, State of Iowa, on March 3, 2004.

WINNEBAGO INDUSTRIES, INC.
By: /s/ Bruce D. Hertzke
Bruce D. Hertzke Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Bruce D. Hertzke and Edwin F. Barker and each of them, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 3, 2004.

SIGNATURE	TITLE
/s/ Bruce D. Hertzke	Chairman of the Board,
Bruce D. Hertzke	Chief Executive Officer, President and Director (Principal executive officer)
/s/ Edwin F. Barker	Senior Vice President and
Edwin F. Barker	Chief Financial Officer (Principal financial officer)
/s/ Brian J. Hrubes	Controller
Brian J. Hrubes	(Principal accounting officer)

/s/ Irvin E. Aal	Director
Irvin E. Aal
/s/ Gerald E. Boman	Director
Gerald E. Boman
/s/ Jerry N. Currie	Director
Jerry N. Currie
/s/ Joseph W. England	Director
Joseph W. England
/s/ John V. Hanson	Director
John V. Hanson
/s/ Gerald C. Kitch	Director
Gerald C. Kitch
/s/ Frederick M. Zimmerman	Director
Frederick M. Zimmerman

EXHIBIT NUMBER	DESCRIPTION
4.1	Winnebago Industries, Inc. 2004 Incentive Compensation Plan
(incorporated by reference from Appendix B to the Registrant's Notice of Annual Meeting of Shareholders to be Held January 13, 2004 and Proxy
Statement, filed with the Securities and Exchange Commission on
November 21, 2003)
5.1	Opinion of Chapman and Cutler LLP
15.1	Letter from Deloitte & Touche LLP Regarding Unaudited Interim Financial
Information
23.1	Consent of Chapman and Cutler LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on Page II-5 of this Registration
Statement)